                                  Exhibit 4(q)

- --------------------------------------------------------------------------------

                                 CRIIMI MAE INC.

                   ------------------------------------------

                           REVOLVING CREDIT AGREEMENT

                          Dated as of February 28, 1994

                   ------------------------------------------


                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                NEW YORK AGENCY,
                             as Administrative Agent


- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                            Page
                                                                            ----

Section 1.  Definitions and Accounting Matters . . . . . . . . . . . . . . .   1
     1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . .   1
     1.02  Accounting Terms and Determinations and Other Definitional
           Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     1.03  Types of Loans. . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 2.  Commitments of Loans . . . . . . . . . . . . . . . . . . . . . .  18
     2.01  Loans.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     2.02  Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.03  Changes of Commitments. . . . . . . . . . . . . . . . . . . . . .  19
     2.04  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     2.05  Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . .  20
     2.06  Several Obligations; Remedies Independent . . . . . . . . . . . .  20
     2.07  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     2.08  Prepayments and Conversions or Continuations of Loans . . . . . .  21
     2.09  Extension of Credit Termination Date. . . . . . . . . . . . . . .  21

Section 3.  Payments of Principal and Interest . . . . . . . . . . . . . . .  22
     3.01  Repayment of Loans. . . . . . . . . . . . . . . . . . . . . . . .  22
     3.02  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 4.  Payments; Pro Rata Treatment; Computations; Etc. . . . . . . . .  23
     4.01  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     4.02  Pro Rata Treatment. . . . . . . . . . . . . . . . . . . . . . . .  24
     4.03  Computations. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.04  Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.05  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.06  Non-Receipt of Funds by the Administrative Agent. . . . . . . . .  26
     4.07  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . .  26

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . . . . . . . . .  28
     5.01  Additional Costs. . . . . . . . . . . . . . . . . . . . . . . . .  28
     5.02  Limitation on Types of Loans. . . . . . . . . . . . . . . . . . .  30
     5.03  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     5.04  Treatment of Affected Loans . . . . . . . . . . . . . . . . . . .  30
     5.05  Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     5.06  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     5.07  Additional Action in Certain Events . . . . . . . . . . . . . . .  34

Section 6.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . . .  35
     6.01  Initial Loan. . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     6.02  Initial and Subsequent Extensions of Credit . . . . . . . . . . .  37

                                                                            Page
                                                                            ----

Section 7.  Representations and Warranties . . . . . . . . . . . . . . . . .  37
     7.01  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . .  37
     7.02  Financial Condition . . . . . . . . . . . . . . . . . . . . . . .  37
     7.03  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     7.04  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     7.05  Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     7.06  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     7.07  Use of Loans. . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     7.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     7.09  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     7.10  Investment Company Act. . . . . . . . . . . . . . . . . . . . . .  39
     7.11  Public Utility Holding Company Act. . . . . . . . . . . . . . . .  39
     7.12  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     7.13  Environmental Matters.  . . . . . . . . . . . . . . . . . . . . .  40
     7.14  Subsidiaries, Etc.. . . . . . . . . . . . . . . . . . . . . . . .  40
     7.15  Accuracy of Information . . . . . . . . . . . . . . . . . . . . .  40
     7.16  Accuracy of Representations and Warranties. . . . . . . . . . . .  40
     7.17  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .  41
     7.18  Pari Passu. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     7.19  Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . .  41
     7.20  REIT Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     7.21  Compliance With Applicable Laws, Etc. . . . . . . . . . . . . . .  41

Section 8.  Covenants of the Company . . . . . . . . . . . . . . . . . . . .  41
     8.01  Financial Statements; Other Information . . . . . . . . . . . . .  41
     8.02  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     8.03  Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  44
     8.04  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     8.05  Prohibition of Fundamental Changes. . . . . . . . . . . . . . . .  45
     8.06  Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . .  46
     8.07  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . .  46
     8.08  Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . .  47
     8.09  Borrowing Base. . . . . . . . . . . . . . . . . . . . . . . . . .  47
     8.10  Minimum Consolidated Shareholders' Equity . . . . . . . . . . . .  47
     8.11  Maximum Total Liabilities . . . . . . . . . . . . . . . . . . . .  47
     8.12  Fixed Charge Coverage . . . . . . . . . . . . . . . . . . . . . .  47
     8.13  Interest Rate Hedge Parameters. . . . . . . . . . . . . . . . . .  47
     8.14  Investment Policy . . . . . . . . . . . . . . . . . . . . . . . .  48
     8.15  Environmental Matters . . . . . . . . . . . . . . . . . . . . . .  48
     8.16  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .  48
     8.17  Lines of Business . . . . . . . . . . . . . . . . . . . . . . . .  49
     8.18  Transactions with Affiliates. . . . . . . . . . . . . . . . . . .  49
     8.19  Use of Proceeds; Unencumbered Assets. . . . . . . . . . . . . . .  50
     8.20  Mortgage Investments. . . . . . . . . . . . . . . . . . . . . . .  50
     8.21  Servicers and Mortgagees of Record. . . . . . . . . . . . . . . .  50
     8.22  Books and Records . . . . . . . . . . . . . . . . . . . . . . . .  50
     8.23  Further Assurance . . . . . . . . . . . . . . . . . . . . . . . .  50

Section 9.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . .  51

                                                                            Page
                                                                            ----

Section 10.  The Administrative Agent. . . . . . . . . . . . . . . . . . . .  54
     10.01  Appointment, Powers and Immunities . . . . . . . . . . . . . . .  54
     10.02  Reliance by Administrative Agent . . . . . . . . . . . . . . . .  55
     10.03  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.04  Rights as a Lender . . . . . . . . . . . . . . . . . . . . . . .  56
     10.05  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .  56
     10.06  Non-Reliance on Administrative Agent and Other Lenders . . . . .  57
     10.07  Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . .  57
     10.08  Resignation or Removal of Administrative Agent . . . . . . . . .  57

Section 11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  58
     11.01  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     11.02  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     11.03  Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  59
     11.04  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  60
     11.05  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  60
     11.06  Assignments and Participations . . . . . . . . . . . . . . . . .  60
     11.07  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     11.08  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     11.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     11.10  Governing Law; Submission to Jurisdiction. . . . . . . . . . . .  62
     11.11  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . .  63
     11.12  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .  63


SCHEDULE I     -    Commitments, Applicable Lending Offices and Addresses for
                    Notices
SCHEDULE II    -    Existing Interest Rate Hedge Agreements
SCHEDULE III   -    Subsidiaries

EXHIBIT A      -    Form of Note
EXHIBIT B      -    Form of Notice of Borrowing
EXHIBIT C      -    Form of Notice of Conversion or Continuation
EXHIBIT D      -    Form of Officer's Certificate
EXHIBIT E      -    Form of Opinion of Counsel to the Company
EXHIBIT F      -    Collateral Valuation Certificate
     ANNEX 1   -    Eligible Participation Schedule
     ANNEX 2   -    Mortgage-Backed Security Schedule
     ANNEX 3   -    Deposited Funds Schedule
EXHIBIT G      -    Unencumbered Asset Valuation Certificate
EXHIBIT H      -    Security Agreement
EXHIBIT I      -    Form of Lender Assignment Agreement

          REVOLVING CREDIT AGREEMENT dated as of February 28, 1994 among: CRIIMI MAE INC., a corporation duly organized and validly existing under the laws of the State of Maryland (together with its successors and permitted assigns, the "Company"); each of the financial institutions that is a signatory hereto (together with its successors and permitted assigns, individually, a "Lender" and, collectively, the "Lenders"); and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          The Company has requested that the Lenders make revolving credit loans to it on a secured basis. The Lenders are willing to make such loans on the terms and conditions hereof.

          Accordingly, the parties hereto agree as follows:


          Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

          "AFFILIATE" shall mean any Person which directly or indirectly controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "ANCILLARY RIGHTS" shall mean, with respect to an Eligible Mortgage Investment, all rights of the Company, including without limitation, rights against the Servicer and the mortgagee of record thereof in respect of the following:

            (i) the promissory notes, or other instruments or agreements evidencing or securing the indebtedness of obligors thereon, including, without limitation, all mortgages, deeds to secure debt, trust deeds and security agreements related thereto, all rights to payment thereunder, including all Proceeds of Mortgage Dispositions thereunder, all rights in the Complexes securing payment of the indebtedness of the obligors thereunder, or which are the subject of such Eligible Mortgage Investments, all rights under documents related thereto, such as guaranties and insurance policies (issued by governmental agencies or otherwise), including, without limitation, mortgage and title insurance policies, and fire and extended coverage insurance policies (including the right to any return premiums), and all rights in cash deposits consisting of impounds, security deposits, insurance premiums or other funds held on account thereof;

           (ii) all rights to service, administer and/or collect the Eligible Mortgage Investments specified in clause (i) above at any date, all rights to the payment of money on account of such servicing, administration or collection activities and all rights under any Participation Agreements and Servicing Agreements with respect to the Eligible Mortgage Investments;

          (iii) all accounts, contract rights and general intangibles constituting or relating to any of the items referred to in clauses (i) and
     (ii) above; and

           (iv) all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other books, records, information and data relating to the items referred to in clauses (i) through (iii) above (including all information, records, data, programs, tapes, discs and cards necessary or helpful in the administration or servicing of the Eligible Mortgage Investments).

          "APPLICABLE LAWS" shall mean all applicable laws and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitrator or governmental agency or authority and rules, regulations, orders, licenses and permits of any governmental body, instrumentality, agency or authority (and "Applicable Law" means any of the foregoing).

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on Schedule I or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean, at any time, with respect to each Type of Loan, the rate per annum set forth below opposite the ratio (expressed as a percentage) of the aggregate Loan Value of U.S. Mortgage-Backed Securities (as set forth in, and as of the date of, the most recent Collateral Valuation Certificate delivered pursuant to Section 6 or Section 8 or under the Security Agreement) to the aggregate Loan Value of Qualified Investments (as set forth in the most recent Collateral Valuation

Certificate delivered pursuant to Section 6 or Section 8 or under the Security Agreement):

     Ratio of U.S. Mortgage-
      Backed Securities        Applicable         Applicable
        to Qualified           Margin for         Margin for
         Investments           LIBOR Loans      Base Rate Loans
     -----------------------   -----------      ---------------
     60% or more             .5% per annum      0% per annum

     50% or more, but        .5625% per annum   .0625% per annum
     less than 60%

     less than 50%           .625% per annum    .125% per annum

; PROVIDED, that nothing set forth above shall be deemed to limit the requirement in Section 8.09 that the Loan Value of U.S. Mortgage-Backed Securities constitute at least 40% of the aggregate Loan Value of all Qualified Investments.

          "ASSIGNED COLLATERAL" shall have the meaning assigned to that term in
Section 4.1 of the Security Agreement.

          "AVAILABLE COMMITMENT" shall mean, with respect to each Lender, the lesser of (i) such Lender's Commitment and (ii) such Lender's Commitment Percentage of the Borrowing Base as set forth in the most recent Collateral Valuation Certificate delivered pursuant to Section 6 or Section 8 or under the Security Agreement.

          "BASE RATE" shall mean, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% per annum and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE LOANS" shall mean Loans which bear interest at rates based upon the Base Rate.

          "BASIC DOCUMENTS" shall mean, collectively, this Agreement, the Security Agreement, the Notes and all other documents executed and delivered by the Company in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

          "BORROWING BASE" shall mean, at any time, the amount equal to the quotient of (i) the aggregate Loan Value of the Assigned Collateral in the possession of the Collateral Agent as set forth in the most recent Collateral Valuation Certificate delivered pursuant to Section 6 or Section 8 or under the Security Agreement and (ii) 1.10; PROVIDED, that in determining the aggregate Loan Value of the Assigned Collateral, Qualified

Investments other than U.S. Mortgage-Backed Securities, shall be included in clause (i) above only to the extent that the Loan Value thereof does not constitute more than 60% of the aggregate Loan Value of all such Qualified Investments so included; PROVIDED, FURTHER, that in determining the aggregate Loan Value of the Assigned Collateral, those Eligible Participations that relate to mortgage loans insured by the FHA shall be included in clause (i) above only to the extent that the Loan Value thereof does not exceed 60% of the aggregate Loan Value of all Qualified Investments included.

          "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "CASH COLLATERAL ACCOUNT" shall have the meaning set forth in Section
5.1 of the Security Agreement.

          "CERTIFICATE OF PARTICIPATION" shall mean a certificate issued by the Servicer or mortgagee of record of an underlying Eligible Mortgage Investment evidencing the Company's undivided beneficial ownership in the Eligible Mortgage Investment and the Company's Ancillary Rights with respect thereto.

          "CIBC" shall mean Canadian Imperial Bank of Commerce, New York Agency.

          "CLOSING DATE" shall mean the date upon which the conditions precedent to the initial Loan hereunder set forth in Section 6 have been satisfied and the initial extension of credit hereunder made.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL AGENT" shall mean Chemical Bank, together with any successor or assignee, as collateral agent pursuant to the Security Agreement.

          "COLLATERAL VALUATION CERTIFICATE" shall mean a certificate in the form of Exhibit F by which the Company reports the Loan Value of the Assigned Collateral in the possession of the Collateral Agent.

          "COMMITMENT" shall mean, for each Lender, the amount set opposite the name of such Lender on Schedule I under the caption "Commitment" or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the portion of the assignor's Commitment assigned to such Lender (as the same may be reduced from time to time pursuant to Section 2.03). The aggregate amount of the Commitments on the date hereof is $110,000,000.

          "COMMITMENT PERCENTAGE" shall mean, for each Lender, the percentage that such Lender's Commitment represents of the aggregate amount of all Commitments at such time.

          "COMPLEX" shall mean a multifamily, residential, rental apartment or townhouse development which has been constructed, renovated or rehabilitated pursuant to various government assistance programs directed by HUD under authority of the National Housing Act, which are encumbered pursuant to a Mortgage Investment.

          "CONSOLIDATED SUBSIDIARY" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "CONSOLIDATED SHAREHOLDERS' EQUITY" shall mean, at any time, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP and, including in any event, any preferred stock issued by the Company.

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.08 or 5.04 of a LIBOR Loan from one Interest Period to the next Interest Period.

          "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.08 or 5.04 of Base Rate Loans into LIBOR Loans or of LIBOR Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "CREDIT TERMINATION DATE" shall mean, for any Lender, August 28, 1996, as the same may be (i) extended for such Lender pursuant to Section 2.09 or
(ii) shortened pursuant to Sections 2.03, 5.07(b) or 9; provided that, if the Credit Termination Date would otherwise fall on a day that is not a Business Day, the Credit Termination Date shall instead fall on the next preceding Business Day.

          "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

          "DEPOSITED FUNDS" shall mean any funds deposited in the Cash Collateral Account, as such funds may be invested from time to time, in accordance with the terms of the Security Agreement.

          "DISCOUNT MORTGAGE" shall mean a Federally Insured Mortgage which is purchased at a price which is less than the outstanding principal balance of the Federally Insured Mortgage and which is not a NPP Mortgage Investment.

          "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company, but excluding dividends payable solely in shares of common stock of the Company.

          "DOLLARS" and "$" shall mean lawful money of the United States of America.

          "ELECTING LENDER" shall have the meaning assigned to such term in
Section 9.

          "ELIGIBLE MORTGAGE INVESTMENT" shall mean a Mortgage Investment with respect to which each of the following statements shall be accurate and complete in all respects:

          (a) Said Mortgage Investment has a mortgagee of record approved by HUD and is serviced by a Servicer pursuant to a Servicing Agreement.

          (b) The obligations under said Mortgage Investment are either wholly insured pursuant to a HUD Mortgage Insurance Program or wholly insured or fully guaranteed by FNMA or FHLMC, such insurance or guarantee being in full force and effect, and irrevocable as to the Company and its assigns and there being no state of facts which could adversely affect the availability or enforceability of said insurance or the collectibility thereof by the Collateral Agent or the Lenders.

          (c) Said Mortgage Investment is not secured by properties owned by CRI Insured Mortgage Associates Adviser Limited Partnership or its affiliates.

          "ELIGIBLE PARTICIPATION" shall mean the majority undivided beneficial ownership interest of the Company in an Eligible Mortgage Investment and the Company's Ancillary Rights with respect thereto and with respect to which each of the following statements is true:

          (a) Said ownership interest is evidenced by a Certificate of Participation issued by the Servicer or mortgagee of record of the underlying Eligible Mortgage Investment.

          (b) Said ownership interest has not been assigned, pledged or encumbered in any manner whatsoever, except as contemplated by the Security Agreement.

          (c) The Company effectively has the exclusive right to direct (i) the Servicer to act in accordance with the terms of the related Servicing Agreement and (ii) the mortgagee of record to act in accordance with the terms of the related Participation Agreement.

          (d) Said ownership interest may be assigned, pledged and transferred to the Collateral Agent or the Lenders without the consent or approval of any Person or any other restriction.

          (e) Said ownership interest includes all of the benefits of insurance or a guaranty provided by a HUD Mortgage Insurance Program.

          "ENVIRONMENTAL LAWS" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c), (m) or (o) of the Code) with the Company.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 9.

          "EXISTING INTEREST RATE HEDGE AGREEMENT" shall mean each Interest Rate Hedge Agreement listed on Schedule II, as amended, restated and supplemented from time to time.

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to CIBC on such day on such transactions as determined by the Administrative Agent.

          "FEDERALLY INSURED MORTGAGE" shall mean a first or second mortgage lien on a property insured in whole or in part by HUD under Sections 207, 220, 221(d)(3), 221(d)(4), 223(f), 232, 236, 241, Title X or other similar sections of the National Housing Act.

          "FHA" shall mean the Federal Housing Administration, together with its successors and assigns.

          "FHLMC" shall mean the Federal Home Loan Mortgage Corporation, a federally chartered corporation, together with its successors and assigns.

          "FIXED CHARGE COVERAGE RATIO" shall mean, for any fiscal quarter, the ratio of (i) net income of the Company and its Subsidiaries (calculated before extraordinary items, taxes and the interest expenses specified in clause (ii) hereof) for such fiscal quarter to (ii) the aggregate amount of interest accrued on all Indebtedness of the Company and its Subsidiaries for such fiscal quarter.

          "FNMA" shall mean the Federal National Mortgage Association, a federally chartered corporation, together with its successors and assigns.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a), are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "GNMA" shall mean the Government National Mortgage Association, a federally chartered corporation, together with its successors and assigns.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "HUD" shall mean the United States Department of Housing and Urban Development, together with its successors and assigns, acting through any authorized representative.

          "HUD MORTGAGE INSURANCE PROGRAM" shall mean any federal mortgage insurance program pursuant to which Federally Insured Mortgages are issued.

          "INDEBTEDNESS" shall mean, for any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;
(e) Capital Lease Obligations of such

Person; (f) Indebtedness of others Guaranteed by such Person; and (g) any obligations under any Interest Rate Hedge Agreement.

          "INTEREST PERIOD" shall mean, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
Section 4.05, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any LIBOR Loan would otherwise end after the Credit Termination Date, such Interest Period shall end on the Credit Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder.

          "INTEREST RATE HEDGE AGREEMENT" shall mean an interest rate hedge agreement which is a rate swap agreement, forward rate agreement, interest rate option, rate cap agreement, rate floor agreement, rate collar agreement, accreting collar agreement, or any other similar agreement (including any option to enter into, any combination of, or any master agreement for, any of the foregoing) between the Company and one or more other parties providing for the exchange of nominal interest obligations between the Company and such financial institutions, as said agreement or arrangement shall be modified and supplemented and in effect from time to time.

          "LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT" shall mean the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of February 9, 1993, as amended by the Extension and Amendment Agreement dated as of January 25, 1994, between CRI Funding Corporation and the Banks named therein and CIBC, as agent.

          "LIBO RATE" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be equal to the quotient of (y) the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of such LIBOR Loan for such Interest Period, which appear on the Screen Page as of 11:00 a.m.

London time (or as soon thereafter as practicable) commencing on the date two Business Days prior to the first day of such Interest Period, divided by (z) a number equal to 1 minus the Reserve Requirement (rounded upwards, if necessary, to the next higher 1/16 of 1%). If fewer than two offered rates appear on all of the displays referred to as the Screen Page, the rate for purposes of clause
(y) above for that Interest Period will be determined on the basis of the rates at which deposits in Dollars are offered by CIBC at approximately 10:00 a.m. New York City time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period.

          "LIBOR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "LIBO Rate" in this Section 1.01.

          "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property (including an agreement to give any of the foregoing). For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LOAN VALUE" shall mean on the date any determination thereof is to be made, as follows:

            (i) with respect to an Eligible Participation, the market value of such Eligible Participation, as determined by a written quotation made by a nationally recognized investment banking firm or mortgage appraisal firm with expertise in valuing interests in mortgages of the type represented by Eligible Mortgage Investments on the date of such determination (any such dealer certified by the Company to and approved by the Administrative Agent); PROVIDED, HOWEVER, that, in any period of four consecutive weeks, no two such weekly quotations shall be obtained from the same firm, unless the Company shall notify the Administrative Agent that such quotations are not available from another dealer and the Administrative Agent consents to a waiver thereof; PROVIDED, FURTHER, that, notwithstanding anything to the contrary contained herein and provided no Default or Event of Default shall have occurred and be continuing and no Termination Notice shall have been delivered or deemed delivered hereunder, in any such period of four consecutive weeks, one such quotation may be prepared by the Company.

           (ii) with respect to a Mortgage-Backed Security, the market value of such Mortgage-Backed Security as determined by the closing daily bid quotation made by a recognized dealer in such Mortgage-Backed Securities on the date of such determination (any such dealer certified by the Company to and approved by the Administrative Agent); PROVIDED, HOWEVER, that, in any period of four consecutive weeks, no two such weekly quotations shall be obtained from the same dealer, unless the Company shall notify the Administrative Agent that such quotations are not available from another dealer and the Administrative Agent consents to a waiver thereof; PROVIDED, FURTHER, that, notwithstanding anything to the contrary contained herein and provided no Default or Event of Default shall have occurred and be continuing and no Termination Notice shall have been delivered hereunder, one such quotation may be prepared by the Company; PROVIDED, FURTHER, that (a) no amortizing Mortgage-Backed Security with respect to which notice of prepayment has been received shall be assigned a Loan Value higher than par value and
     (b) no Mortgage-Backed Security with respect to which notice of redemption or call has been received shall be assigned a Loan Value higher than the lowest redemption or call price applicable to such Mortgage-Backed Security during the 21 days next succeeding the date of determination; and

          (iii) with respect to the Deposited Funds, the sum of (a) the aggregate amount of cash funds on deposit in the Cash Collateral Account at such date and (b) ninety-six percent (96%) of the par value of Permitted Investments thereof.

          "LOANS" shall mean the loans provided pursuant to Section 2.01.

          "MAJOR DEFAULT" shall mean an Event of Default described in
Section 9(a), 9(d)(i), 9(d)(ii) (to the extent such Event of Default arises from the failure of the Company to perform or observe the covenants contained in Sections 8.09, 8.10, 8.11 or 8.12), 9(f), 9(g), 9(i), 9(j) or 9(k).

          "MARGIN STOCK" shall mean margin stock within the meaning of Regulations U and X.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of the Company individually or the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Basic Documents, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under any of the Basic Documents,
(e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the Assigned Collateral or the validity, perfection or priority of the security interest of the Collateral Agent therein.

          "MORTGAGE-BACKED SECURITY" shall mean any mortgage-backed security backed by United States government agencies or United States government-sponsored agencies issued by an entity other than the Company or an affiliate of the Company.

          "MORTGAGE DISPOSITIONS" shall mean prepayments (in whole or in part), sales, exchanges, foreclosures, condemnations or any other dispositions of Mortgage Investments.

          "MORTGAGE INVESTMENTS" shall mean NPP Mortgage Investments, Discount Mortgages and other mortgage investments invested in by the Company.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which the Company or any ERISA Affiliate is obligated to make, or has been obligated to make within the preceding six years, contributions and which is covered by Title IV of ERISA.

          "NATIONAL HOUSING ACT" shall mean the National Housing Act of 1934, as amended.

          "NOMURA FACILITIES" shall mean each Committed Master Repurchase Agreement and Committed Master Repurchase Agreement Governing Purchases and Sales of Participation Certificates between Nomura Securities International, Inc. and the Company and between Nomura Asset Capital Corporation and the Company, respectively, each set of which is dated as of April 30, 1993 and November 30, 1993.

          "NON-U.S. LENDER" shall mean any Lender which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "NOTES" shall mean the promissory notes provided pursuant to Section 2.07.

          "NPP MORTGAGE INVESTMENT" or "NEAR PAR" or "PREMIUM MORTGAGE INVESTMENT" shall mean a Federally Insured Mortgage which is purchased at a price which is near to, equal to or greater than the outstanding principal balance of the Federally Insured Mortgage.

          "OBLIGATIONS" shall have the meaning assigned to that term in Section
2.1 of the Security Agreement.

          "OUTSTANDING" shall mean all Loans made by a Lender pursuant to this Agreement less the principal amount of Loans which have been paid in full.

          "PARTICIPANT" shall have the meaning set forth in Section 11.06.

          "PARTICIPATION AGREEMENT" shall mean with respect to an Eligible Participation, a participation agreement between the Company and the mortgagee of record with respect to the related Eligible Mortgage Investment, as the same from time to time may be extended, amended, supplemented, waived or modified and in effect.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity Succeeding to any or all of its functions under ERISA.

          "PERMITTED INVESTMENTS" shall have the meaning assigned to that term in Section 5.4 of the Security Agreement.

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 1% above the sum of (i) the Base Rate and (ii) the Applicable Margin for Base Rate Loans, in each case as in effect from time to time (provided that, if the amount so in default is principal of a LIBOR Loan and the due date thereof is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 1% above the interest rate for such Loan as provided in
Section 3.02(b) and, thereafter, the rate provided for above in this definition).

          "PRIME RATE" shall mean the rate of interest from time to time announced by CIBC as its prime commercial lending rate.

          "PROCEEDS OF MORTGAGE DISPOSITIONS" shall mean receipts of the Company arising from Mortgage Dispositions (including without limitation receipts of insurance proceeds in connection with Mortgage Dispositions), reduced by the following:

            (i) amounts paid or to be paid in connection with, or as an expense of, such Mortgage Disposition; and

           (ii) any amount set aside for reserves.

          "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "QUALIFIED INVESTMENTS" shall mean Eligible Participations and Mortgage-Backed Securities.

          "QUARTERLY DATES" shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement; provided that if any such day is not a Business Day, then such Quarterly Date shall be the preceding Business Day.

          "REGULATIONS D, U AND X" shall mean, respectively, Regulations D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "REIT" shall mean a real estate investment trust as defined in Sections 856 to 860, inclusive, of the Code.

          "REQUIRED LENDERS" shall mean Lenders holding at least 66 2/3% of the aggregate principal amount of the Loans or if no Loans shall be outstanding, at least 66 2/3% of the aggregate amount of the Commitments, provided that for such purpose there shall be excluded any Commitments or Loans directly or indirectly held by the Company or any of its Affiliates following an assignment or participation as contemplated by Section 11.06.

          "RESERVE REQUIREMENT" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the

LIBO Rate is to be determined as provided in the definition of "LIBO Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which includes LIBOR Loans.

          "SCREEN PAGE" shall mean (i) the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purposes of displaying London interbank offered rates of major banks) or (ii) if fewer than two offered rates appear on the display page in clause (i) above, the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

          "SECURITY AGREEMENT" shall mean the Security Agreement among the Collateral Agent, the Company and the Administrative Agent, in substantially the form attached as Exhibit H, as the same from time to time may be extended, amended, supplemented, waived or modified and in effect.

          "SERVICER" shall mean a HUD approved servicer of a Mortgage
Investment.

          "SERVICING AGREEMENT" shall mean with respect to an Eligible Participation or an Eligible Mortgage Investment, a servicing agreement between a Servicer and the mortgagee of record, as the same from time to time may be extended, amended, supplemented, waived or modified and in effect.

          "SIGNET CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of December 22, 1992 among Signet Bank/Virginia, Westpac Banking Corporation and the Company.

          "SUBSIDIARY" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "TERMINATION NOTICE" shall have the meaning assigned to that term in
Section 9.

          "TOTAL LIABILITIES" shall mean at any time all Indebtedness of the Company and its Consolidated Subsidiaries and all other liabilities of the Company and its Subsidiaries which should be classified as liabilities on a balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered.

          "TYPE" shall have the meaning assigned that term in Section 1.03.

          "UNENCUMBERED ASSETS" shall mean the Company's cash, Qualified Investments, investments of the type permitted in Section 5.4 of the Security Agreement and stock of CRI Liquidating REIT, Inc. which, in each case, are not Assigned Collateral or subject to any other Lien whatsoever.

          "UNENCUMBERED ASSET VALUATION CERTIFICATE" shall mean a certificate in the form of Exhibit G by which the Company reports the Value of Unencumbered Assets.

          "U.S. MORTGAGE-BACKED SECURITY" shall mean a Mortgage-Backed Security guaranteed by (i) GNMA pursuant to Section 306(g) of Title III of the National Housing Act, (ii) an agency of the United States government entitled to the full faith and credit of the United States government, or (iii) the United States government.

          "VALUE" shall mean, with respect to Unencumbered Assets, on the date any determination thereof is to be made, the value determined as set forth in the definition of the term "Loan Value" for Assigned Collateral of a similar type, and, in the case of the stock of CRI Liquidating REIT, the market value thereof as published in The Wall Street Journal (or any successor or, if there is no successor, The New York Times) on such date.

          "WHOLLY-OWNED SUBSIDIARY" shall mean any such Subsidiary of which all of such securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          1.02 ACCOUNTING TERMS AND DETERMINATIONS AND OTHER DEFINITIONAL PROVISIONS.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, all calculations made for determining compliance with the terms of this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with that used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the first financial statements delivered under Section 8.01 shall mean the financial statements referred to in Section 7.02).

          (b) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30, and September 30 of each year, respectively.

          (c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (d) The words "hereof", "hereto", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          1.03 TYPES OF LOANS. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a LIBOR Loan, each of which constitutes a Type.

          Section 2.  COMMITMENTS OF LOANS.

          2.01 LOANS. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Company in Dollars during the period from and including the date hereof to but not including the Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Available Commitment of such Lender as in effect from time to time; PROVIDED that, at no time shall the aggregate amount of Loans Outstanding exceed the Borrowing Base. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and LIBOR Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.08); PROVIDED, HOWEVER, that the Company shall not be entitled to borrow, or Convert into, LIBOR Loans, where such Loans, if made, would result in an aggregate of more than five separate LIBOR Loans of any Lender being Outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          2.02 BORROWINGS. The Company shall give the Administrative Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in Section 4.05. Not later than 12:00 noon New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account designated by the Company.

          2.03  CHANGES OF COMMITMENTS.

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Credit Termination Date.

          (b)  The Company shall have the right at any time or from time to time
(i) so long as no Loans are Outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in
Section 4.05 and (y) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in multiples of $10,000,000 in excess thereof.

          (c) The Commitments once terminated or reduced may not be reinstated and, if terminated, no Lender shall have any further obligation to make any Loans hereunder.

          2.04  FEES.

          (a) The Company shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Commitments for the period from and including the date of this Agreement to but not including the earlier of the date the Commitment of such Lender is terminated or the Credit Termination Date, at a rate of 1/4 of 1% per annum. Accrued commitment fee shall be payable in arrears on each Quarterly Date, on the earlier of the date the Commitment of such Lender is terminated or the Credit Termination Date and on the date of any reduction of such Commitment (to the extent accrued and unpaid on the amount of the reduction).

          (b) The Company shall pay to the Administrative Agent for account of each Lender on the date hereof an up-front fee as set forth in the Commitment Letter dated November 24, 1993 from the Administrative Agent to the Company, and the Administrative Agent shall apply such fee for the account of each Lender according to the offering memorandum from the Administrative Agent to the Lenders.

          (c) The Company shall pay to the Administrative Agent, for its own account, such fees as may be separately agreed between the Company and the Administrative Agent, including the arrangement and administrative fees set forth in the Commitment Letter dated November 24, 1993 from the Administrative Agent to the Company.

          2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.07  NOTES.

          (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under such Note.

          2.08  PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS.

          (a) Subject to Section 4.04, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time; PROVIDED, that (i) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05, (ii) LIBOR Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans and (iii) Conversions of Base Rate Loans into LIBOR Loans shall be subject to the proviso in the second sentence of
Section 2.01. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9, in the event that any Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Required Lenders shall) suspend the right of the Company to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          (b) If at any time the sum of the aggregate principal amount of Outstanding Loans shall exceed the Borrowing Base, the Company shall, subject to any applicable cure period permitted by Section 7.2(c) of the Security Agreement, immediately prepay the Loans, together with accrued interest, in an amount necessary to eliminate such excess.

          2.09  EXTENSION OF CREDIT TERMINATION DATE.

          (a) The Company may by notice to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 90 days and not more than 120 days prior to the Credit Termination Date then in effect, request that the Lenders extend for an additional twelve-month period
(i) the initial Credit Termination Date in effect hereunder and (ii) if such initial Credit Termination Date is extended, the Credit Termination Date in effect as a result of such extension. If the Required Lenders acting in their sole discretion, by notice to the Administrative Agent on the date (the "Consent Date") falling 30 days prior to the Credit Termination Date then in effect (or if such day is not a Business Day, on the next succeeding Business Day), agree to such request, then, effective as of the Consent Date, the Credit Termination Date for such Lenders only shall be extended and become the date twelve months subsequent to the Credit Termination Date then in effect; PROVIDED that such extension shall not be effective unless (i) no Default or Event of Default shall have occurred and be continuing on each of the date of the notice requesting such extension and on the Consent Date (both prior to and after giving effect to such extension); (ii) each of the representations and warranties of the Company in

Section 7 and in Section 3.1 of the Security Agreement shall be true and complete on and as of each of the date of such notice and the Consent Date (prior to giving effect to such extension) with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (iii) any extension or similar fee and any other condition to which such extension is subject shall have been paid or complied with by the Company.

          (b) Written notice setting forth the Lenders which have agreed to extend the Credit Termination Date shall be delivered by the Administrative Agent to the Company on the Business day after the Consent Date. Each Lender that determines not to extend the Credit Termination Date (together with any Lender which fails to notify the Administrative Agent by the Consent Date, each a "Non-Extending Lender") shall notify the Administrative Agent (which shall promptly notify the Company) of such fact promptly after such determination. No extension of the Credit Termination Date shall be effective unless each Non-Extending Lender shall have been paid in full by the Company all amounts owing to such Lender hereunder on or before the Credit Termination Date as then in effect with respect to such Non-Extending Lender. The Commitment of such Non-Extending Lender shall terminate on the Credit Termination Date as then in effect with respect to such Non-Extending Lender.

          (c) If the Required Lenders consent to the extension of the Credit Termination Date for such Lenders, not later than the Credit Termination Date as then in effect with respect to such Non-Extending Lender, the Company may replace each Non-Extending Lender with another financial institution (which may be a Lender) with the approval of the Administrative Agent, which financial institution shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such financial institution shall, effective as of such Credit Termination Date, undertake a Commitment not to exceed the aggregate Commitments of the Non-Extending Lenders hereunder expiring on such date. If such financial institution is a Lender, such Commitment shall be in addition to such Lender's Commitment hereunder on such date.

          Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01 REPAYMENT OF LOANS. The Company hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Loans, and each Loan shall mature, on the Credit Termination Date.

          3.02 INTEREST. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (as in effect from time to time); and

          (b) during such periods as such Loan is a LIBOR Loan, the LIBO Rate plus the Applicable Margin (as in effect from time to time).

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is six months, on the date which is three months after commencement thereof and
(iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

          Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          4.01  PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number 630-00-480 (for the account of "CIBC, New York Agency" and for further credit to "Agented Loans" at account number 07-09611, Attn:
Syndications, Reference: "CRIIMI MAE") maintained by the Administrative Agent at Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260 (ABA # 021-000-480), not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

          (b) Any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company).

          (c) The Company shall, at the time of making each payment under this Agreement or any Note, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, such Lender may apply the amount of such payment received by it from the Administrative Agent in such manner as such Lender may determine to be appropriate).

          (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing under Section 2.01 shall be made from the Lenders, each payment of fees under Section 2.04(b) shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.03(b) shall be applied to the respective relevant Commitments of the Lenders, pro rata according to the amounts of their respective Commitments;
(b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.04) shall be made pro rata among the Lenders according to the amounts of their respective relevant Commitments (in the case of making of Loans) or Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Loan of such Type shall be coterminous; (c) each payment or optional or mandatory prepayment of principal of Loans by the Company (except as otherwise provided in Section 2.09(b), 5.07(b) or the last paragraph of Section 9) shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 COMPUTATIONS. Interest on LIBOR Loans and Base Rate Loans with an interest rate calculated with reference to the Federal Funds Rate shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. The commitment fee and interest on Base Rate Loans with an interest rate calculated with reference to the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.04  MINIMUM AMOUNTS.  Except for prepayments made pursuant to
Section 2.08(b) or Conversions made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Loans shall be in an amount at least equal to $5,000,000 or in any integral multiple of $1,000,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or any integral multiple of $1,000,000 in excess thereof and, if any LIBOR Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05  CERTAIN NOTICES.

          (a) Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time (i) two (2) Business Days prior to any termination or reduction of Commitments, (ii) on the same day as any borrowing or optional prepayment of or Conversion into a Base Rate Loan and (iii) three (3) Business Days prior to any borrowing or optional prepayment of, Conversion into or Continuation as a LIBOR Loan. Each such notice of borrowing shall be substantially in the form as set forth in Exhibit B and each such notice of Conversion or Continuation shall be substantially in the form of Exhibit C.

          (b) Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Type of each Loan to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the Interest Period of each Loan to be borrowed, Converted into or Continued as a LIBOR Loan and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period, for any LIBOR Loan within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

          4.07  SHARING OF PAYMENTS, ETC.

          (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from the Company payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any Note held by it through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder by the Company to such Lender than the percentage received by any other Lenders of the principal of or interest on the Loans or such other amounts then due by the Company to such other Lenders, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  YIELD PROTECTION, ETC.

           5.01  ADDITIONAL COSTS.

          (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it or any Applicable Lending Office for any costs incurred by such Lender or Applicable Lending Office, or any reduction of the rate of return on assets or equity of such Lender or Applicable Lending Office to a level below that which such Lender or Applicable Lending Office could have achieved, which such Lender determines are attributable to its making or maintaining of any LIBOR Loans or its Commitment to make any LIBOR Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

          (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

         (ii) imposes or modifies any reserve, special deposit, capital adequacy, capital maintenance or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBO Rate for such
     Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "LIBO Rate" in
     Section 1.01), or any commitment of such Lender (including the Commitments of such Lender hereunder); or

        (iii) imposes any other condition affecting this Agreement or such Lender's Notes (or any of such extensions of credit or liabilities) or such Lender's Commitments.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or commitments or other assets of such Lender which includes LIBOR Loans or such Lender's Commitments or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, any Applicable Lending Office or the bank holding company of which such Lender is a subsidiary) for any costs which it determines are attributable to the maintenance by such Lender (or such Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR
Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Lending Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement that will entitle such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable after such Lender obtains actual knowledge thereof. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory

Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, absent manifest error.

          5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Rate for any Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

          (b) the Required Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBO Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining such Type of Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, to Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.08.

          5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

          5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make LIBOR Loans or Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.01(b) or 5.03 (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01(b) or 5.03 which gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans which would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans and all Loans of such Lender which would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01(b) or 5.03 which gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section
5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 COMPENSATION. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

          (a) any payment, prepayment or Conversion of a LIBOR Loan made by such Lender for any reason (including, without limitation, the prepayment of any Loans pursuant to Section 2.08(b) or 5.07 and the acceleration of the Loans pursuant to Section 9) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06  TAXES.

          (a) Any and all payments by the Company hereunder or under the Notes shall be made, in accordance with Section 4, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by the United States of America (or any political subdivision or tax authority of or in such jurisdiction) and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.06) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and

(iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Laws.

          (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) The Company will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.06) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to the Administrative Agent, at its address referred to in
Section 11.02, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 5.06 shall survive the payment in full of principal and interest hereunder and under the Notes.

          (f) Each Non-U.S. Lender agrees that it shall deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Non-U.S. Lender which delivers a Form 1001 or 4224 and Form W-8 and W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Administrative Agent, two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          5.07  ADDITIONAL ACTION IN CERTAIN EVENTS.

          (a)  If an event or condition described in Sections 5.01(a) or (c),
5.03 or 5.06(a) has occurred or exists, or, in the case of subsection (i) below, will occur or exist, but without prejudice to the obligations of the Company under Sections 5.01 or 5.06, the Lender or Lenders so affected by such event or condition will, if so requested by the Company, (i) consult with the Company and the Administrative Agent for up to 30 days from the date of such request with a view to agreeing to a mutually acceptable alternative arrangement which will avoid or minimize the payment of such additional amount or avoid such illegality in the future and which is not prejudicial to that Lender or (ii) make a good faith effort (which shall not require the Lender to incur any loss) to make within 30 days, subject to the consent of the Company, an assignment, in accordance with Section 11.06, of all its rights and delegation of its obligations under this Agreement, including the Commitments and the Outstanding Loans to one of its subsidiaries or affiliates or to another Lender or to a financial institution pursuant to such Section, for the purpose of causing such event or condition to cease to exist or to reduce the liability of the Company, so long as such assignment and delegation will not create another such event or condition specified above under Sections 5.01(a) or (c), 5.03 or 5.06(a), or cause a condition or event in the subsections specified above which results in no reduction in the liability of the Company under such Sections.

          (b) Subject to (a) above, the Company shall have the right to prepay, if an event or condition described in Sections 5.01(a) or (c), 5.03 or 5.06(a) has occurred or exists, the Outstanding Loans, if any, and terminate the Commitments, of the Lender or Lenders so affected by such event or condition, upon giving the Administrative Agent and such Lender or Lenders at least five Business Days' prior irrevocable notice thereof specifying the date of prepayment, if any, and termination. Any such prepayment hereunder shall be made by the Company, together with interest thereon and any other amounts payable hereunder

(including any amounts payable under Section 5.05 as a result of such prepayment), on the date specified in such notice.

          Section 6.  CONDITIONS PRECEDENT.

          6.01 INITIAL LOAN. The obligation of any Lender to make its initial Loan hereunder is subject to the receipt by the Administrative Agent with a copy for each Lender of the following items, each of which shall be satisfactory to the Administrative Agent in form and substance:

          (a) This Agreement executed by the Company, the Administrative Agent and the Lenders.

          (b)  The following documents, each certified as indicated below:

               (i) a copy of the charter, as amended, of the Company certified by the Secretary of State of Maryland, and a certificate as to the good standing of and charter documents filed by the Company from such Secretary of State, dated as of a recent date;

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company substantially in the form attached as Exhibit D certifying
          (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Basic Documents and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
          (C) that the charter of the Company has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing the Basic Documents and each other document to be delivered by the Company from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Person); and

             (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company.

          (c) A certificate of a senior officer of the Company to the effect set forth in the first sentence of Section 6.02.

          (d) An opinion of Arent Fox Kintner Plotkin & Kahn, counsel to the Company, substantially in the form of Exhibit E.

          (e)  The Notes, duly completed and executed.

          (f) Evidence of the termination of the Letter of Credit and Reimbursement Agreement, the payment of all amounts owed thereunder and the release of all collateral securing the obligations of CRI Funding Corporation thereunder.

          (g)  Evidence of the payment by the Company of (i) fees payable under
     Section 2.04 and (ii) amounts owing under Section 11.03 to the extent it has received invoices therefor on or before the date of the initial borrowing hereunder.

          (h) Evidence of such filings of financing statements and assignments or notices of assignments of the Eligible Participations and such other action in such jurisdictions as the Administrative Agent may deem necessary or appropriate in order to create a first priority perfected security interest in favor of the Collateral Agent in the Eligible Participations, the Mortgage-Backed Securities and the other Assigned Collateral.

          (i) An executed Security Agreement, in form and substance satisfactory to the Lenders.

          (j) A Collateral Valuation Certificate and an Unencumbered Asset Valuation Certificate showing the Loan Value or Value, as applicable, of the Assigned Collateral or the Unencumbered Assets, as applicable, as of a date not more than five Business Days prior to the date of the initial Loan hereunder.

          (k) Evidence of the transfer and delivery of Mortgage-Backed Securities and Certificates of Participation listed on such Collateral Valuation Certificate to the Collateral Agent pursuant to Article VII of the Security Agreement.

          (l)  A copy of any required consent referred to in Section 7.04.

          (m) Such other documents as the Administrative Agent or any Lender or special New York counsel to the Lenders may reasonably request.

          6.02 INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of the Lenders to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto: (i) no Default shall have occurred and be continuing;
(ii) the representations and warranties made by the Company in Section 7 and in
Section 3.1 of the Security Agreement shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date; and (iii) there shall not have occurred any change, or development or event involving a prospective change, which in the opinion of the Required Lenders could have a Material Adverse Effect. Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

          Section 7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Lenders that:

          7.01  CORPORATE EXISTENCE.

          (a) Each of the Company and its Subsidiaries: (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          (b) The Company is qualified as a REIT under Sections 856 to 860, inclusive, of the Code.

          7.02 FINANCIAL CONDITION. The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Arthur Andersen & Co., and the unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries as of September 30, 1993 and the related consolidated statements of income, retained earnings and changes in financial position (or of cash flow, as the case may

be) of the Company and its Consolidated Subsidiaries for the three-month period ended on such date, heretofore furnished and delivered to each of the Lenders, are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as of December 31, 1992, to normal year-end audit adjustments), all in accordance with GAAP. Neither the Company nor any of its Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1992, there has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Company individually or the Company and its Consolidated Subsidiaries taken as a whole from that set forth in said financial statements as at said date.

          7.03 LITIGATION. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries in which there is a reasonable possibility of an adverse determination that could have a Material Adverse Effect.

          7.04 NO BREACH. None of the execution and delivery of this Agreement, the Notes or any other Basic Document, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent (except consents under the Nomura Facilities, which consents have been obtained) under, the charter or by-laws of the Company, or any Applicable Law, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

          7.05 ACTION. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Notes and the other Basic Documents; the execution, delivery and performance by the Company of this Agreement, the Notes and the other Basic Documents have been duly authorized by all necessary corporate action on its part; and this Agreement and each other Basic Document has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of this Agreement, the Notes or the other Basic Documents or for the validity or enforceability thereof.

          7.07 USE OF LOANS. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          7.08 ERISA. As of the date on which the initial Loan is made hereunder and except as disclosed to the Lenders through the Agent in writing prior to the date on which the initial Loan is made hereunder, the Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

          7.09 TAX RETURNS. Each of the Company and its Subsidiaries has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it as shown on such returns to have become due other than taxes, the payment of which is being contested pursuant to Section 8.07.

          7.10 INVESTMENT COMPANY ACT. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11 PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12 INDEBTEDNESS. There exists no credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, other than Indebtedness pursuant to this Agreement, the Existing Interest Rate Hedge Agreements, the Signet Credit Agreement, the Nomura Facilities and certain intercompany debt of a Subsidiary to the Company that will be eliminated upon consolidation.

          7.13 ENVIRONMENTAL MATTERS. The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

          7.14 SUBSIDIARIES, ETC. Set forth in Schedule III is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company (and the respective jurisdiction of incorporation of each such Subsidiary, if incorporated) and of all investments held by the Company or any of its Subsidiaries in any joint venture. Except as disclosed in Schedule III the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries (and each such Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and non-assessable and the Company (or the respective Subsidiary) also owns, free and clear of Liens, all such investments.

          7.15 ACCURACY OF INFORMATION. All information, financial or otherwise, written or verbal, supplied by the Company to the Administrative Agent or any Lender is true, complete and accurate in all material respects.

          7.16 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in each Basic Document delivered in connection with this Agreement are, or when each such document is delivered will be, true and correct in all material respects.

          7.17 FULL DISCLOSURE. No certificate, opinion, or any other statement made or furnished in writing to the Lender by or on behalf of the Company in connection with any of the Basic Documents or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make any statement contained therein or herein not misleading, as of the date such statement was made. There is no fact concerning the Company, any of its Subsidiaries, or the Assigned Collateral known to the Company which has, or will in the reasonable judgment of the Company have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements delivered pursuant to Section 8.01, or in a certificate, opinion, or other written statement so made or furnished to the Lender prior to the date as of which this representation is deemed made.

          7.18 PARI PASSU. The obligations of the Company to each Lender hereunder rank and will at all times rank at least PARI PASSU in right of payment with all other unsecured and unsubordinated debt of the Company.

          7.19 TITLE TO ASSETS. The Company has legal title to or a legal and valid leasehold interest in all Property and assets owned by it on the date hereof, and will have legal title to all Property and assets acquired by it at any time subsequent to the date hereof, free and clear of all Liens, except to the extent that the failure to have such title or interest would not have a Material Adverse Effect.

          7.20 REIT ADVISOR. Neither the Company nor CRI Insured Mortgage Associates Advisor Limited Partnership has given notice of its intention to terminate or not renew the advisory agreement between such parties and such agreement remains in full force and effect.

          7.21 COMPLIANCE WITH APPLICABLE LAWS, ETC. The Company and each of its Subsidiaries is in compliance with all Applicable Laws in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, in the aggregate, have a Material Adverse Effect.

          Section 8. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01 FINANCIAL STATEMENTS; OTHER INFORMATION. The Company shall deliver to the Administrative Agent (with a copy for each of the Lenders):

          (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

          (b) as soon as available and in any event within 60 days after the end of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, in accordance with GAAP as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (c)  promptly after their becoming available:

               (i) copies of all financial statements, reports and proxy statements that the Company shall have sent to its stockholders generally;

              (ii) copies of all registration statements that the Company shall file, other than employee benefit plans, and copies of all regular and periodic reports, if any, that the Company shall file with the Securities and Exchange Commission, or any governmental agency or agencies substituted therefor, or with any national securities exchange, or shall furnish to its shareholders;

          (d) if requested by the Administrative Agent, within five (5) Business Days after the same are received by the Company, copies of any notices filed with HUD with respect to defaults by obligors under Mortgage Investments;

          (e) on the first Tuesday of each month (or, if such Tuesday is not a Business Day, on the next succeeding Business Day), an Unencumbered Asset Valuation Certificate showing the Value of the Unencumbered Assets as of the last Tuesday of the immediately preceding month (or, if such Tuesday is not a Business Day as of the next succeeding Business Day);

          (f) within 48 hours after becoming aware that the Value of Unencumbered Assets is less than an amount equal to 5% of the Loans Outstanding at such time, telephone advice thereof confirmed in writing as soon as possible thereafter (such telephone advice and confirmation to be provided to the Administrative Agent at the same times they are respectively provided to the Lender);

          (g) on the dates specified in the Security Agreement, a Collateral Valuation Certificate, which shall designate any Eligible Participations listed therein for which an event of default of which the Company has or should have knowledge of has occurred, or with the giving of notice or the passage of time, an event of default will have occurred;

          (h) as soon as possible, and in any event within ten days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a treasurer or chief financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

              (ii) the filing under section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

             (iii) the institution by PBGC of proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under section 4041A of ERISA; and

               (v) the institution of a proceeding by a "fiduciary" (within the meaning of Section 3(21) of ERISA) of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Company will furnish to the Administrative Agent (with a copy for each Lender), at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with each of Sections 8.10, 8.11, 8.12 and, as applicable, 8.13 as of the end of the respective quarterly fiscal period or fiscal year.

          8.02 LITIGATION. The Company will promptly give to the Administrative Agent (with a copy for each Lender) notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings in which there is no reasonable possibility of an adverse determination that could have a Material Adverse Effect.

          8.03  EXISTENCE, ETC.

          (a) The Company will, and will cause each of its Subsidiaries to: preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05); comply with the requirements of all Applicable Laws (including without limitation, all Environmental Laws), if failure to comply with such requirements would have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

          (b) The Company shall maintain its status as a REIT or maintain its status as a pass-through entity which is not subject to taxation at the entity level.

          8.04 INSURANCE. The Company shall, and shall cause each of its Subsidiaries to, maintain worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

          8.05 PROHIBITION OF FUNDAMENTAL CHANGES. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, whether now owned or hereafter acquired (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables and leasehold interests) if such conveyance, sale, lease, transfer or other disposition would have a Material Adverse Effect (and any conveyance, sale, lease, transfer or other disposition permitted by this sentence shall be for cash consideration at fair market value). Notwithstanding the foregoing provisions of this Section 8.05, if no Default exists or would result therefrom:

          (i) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

         (ii) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;

        (iii) the Company or any Subsidiary, may transfer assets to or merge or consolidate with any other Person if the Company or such Subsidiary is the surviving corporation; and

         (iv) any Subsidiary of the Company may change its domicile from one state in the United States of America to another state in the United States of America.

          8.06 CERTAIN NOTICES. The Company will promptly give the following notices to the Administrative Agent (with a copy for each of the Lenders):

          (a) after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto; and

          (b) a notice with respect to any (i) event of default which the Company has or should have knowledge under any Eligible Participation or
     (ii) litigation, investigation or proceeding which may exist at any time between the obligor of any Eligible Mortgage Investment and any Person, which in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the insurance or guarantee on such Eligible Mortgage Investment.

          8.07 LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets (including, without limitation, the Assigned Collateral), whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income (including, without limitation, from the Assigned Collateral), except (i) as provided in the Security Agreement;
(ii) Liens securing any Interest Rate Hedge Agreements permitted hereunder; PROVIDED, that the aggregate market value of the collateral subject to such Liens does not exceed $12,000,000 at any time; (iii) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP; (iv) Liens securing the Nomura Facilities, as in effect on the date hereof; and (v) Liens pursuant to the Amended and Restated Collateral Pledge Agreement dated
December 29, 1992 securing the Signet Credit Agreement as in effect on the date hereof, including Liens securing additional loans to be made under such agreement, as amended; PROVIDED, that the aggregate amount of all loans secured under such agreement does not exceed $85,000,000.

          8.08 LIMITATION ON INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, whether current or funded, or any other liability, except (i) Indebtedness on account of the Loans; (ii) other Indebtedness to the Administrative Agent or the Lenders arising hereunder; (iii) Indebtedness under any Interest Rate Hedge Agreement entered into pursuant to Section 8.13 or under any other Interest Rate Hedge Agreement with one or more other parties which is a rate cap or similar agreement; (iv) existing Indebtedness on the date hereof described in Section 7.12; (v) Indebtedness pursuant to the Signet Credit Agreement, as amended, up to a maximum aggregate amount of Indebtedness under such agreement of $85,000,000; and (vi) any other Indebtedness expressly approved by the Required Lenders.

          8.09 BORROWING BASE. The Company will not permit (i) the aggregate principal amount of Outstanding Loans by any Lender to exceed such Lender's Available Commitment or (ii) the aggregate Loan Value of U.S. Mortgage-Backed Securities included in the Assigned Collateral to represent less than 40% of the aggregate Loan Value of all Qualified Investments included in the Assigned Collateral.

          8.10 MINIMUM CONSOLIDATED SHAREHOLDERS' EQUITY. The Company will not permit at any time Consolidated Shareholders' Equity to be less than (i) $125,000,000 or (ii) at any time after the Company's proposed equity offering, should it occur, the lesser of (a) $150,000,000 and (b) $125,000,000 plus the aggregate proceeds (less fees and expenses) of such equity offering.

          8.11 MAXIMUM TOTAL LIABILITIES. The Company will not permit at any time the ratio of Total Liabilities to Consolidated Shareholders' Equity to exceed 2.5 to 1.0.

          8.12 FIXED CHARGE COVERAGE. The Company will not, as at the end of any fiscal quarter, permit the Fixed Charge Coverage Ratio to be less than 1.5 to 1.0.

          8.13 INTEREST RATE HEDGE PARAMETERS. If the Fixed Charge Coverage Ratio at the end of any fiscal quarter is less than 1.75 to 1.0, the Company shall, upon the request of the Administrative Agent, enter into additional Interest Rate Hedge Agreements with one or more financial institutions such that the notional aggregate principal amount is at least equal to 75% of Total Liabilities, at fixed or maximum interest rates and upon terms and conditions (including, without limitation, measures of damages for early termination and security provided) reasonably acceptable to the Administrative Agent.

          8.14 INVESTMENT POLICY. The Company shall invest its assets in accordance with its investment policies and objectives and will use its best efforts to comply with the requirements applicable to real estate investment trusts or pass-through entities which are not subject to taxation at the entity level under the Code.

          8.15 ENVIRONMENTAL MATTERS. The Company will, and will cause each of its Subsidiaries to (i) comply with all Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not be reasonably likely to have a Material Adverse Effect; and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably likely to have a Material Adverse Effect.

          8.16 INDEMNIFICATION. The Company will pay, protect, defend, indemnify and save harmless the Administrative Agent and each Lender, in their capacity as such, and each of its officers, directors, shareholders, controlling persons, employees, counsel and agents from and against all liabilities, losses, claims, obligations, damages, penalties, causes of action, suits, disbursements, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of any kind or nature arising from the transactions contemplated by the Basic Documents (and including those arising out of, or in anyway relating to, the violation or noncompliance with any Environmental Laws); PROVIDED that the Company will not be liable to the Administrative Agent or a Lender, in their capacity as such, each of its officers, directors, shareholders, controlling persons, employees, counsel and agents for such liabilities, losses, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys' fees) or judgments arising from its gross negligence or wilful misconduct or the gross negligence or wilful misconduct of any of its officers, directors, shareholders, controlling persons, employees or agents. If any action, suit or proceeding arising from any of the foregoing is brought against the Administrative Agent, a Lender, or any other person indemnified pursuant to this Section 8.16, the Company will, if within a reasonable time requested in writing to do so and may, at its option and at its expense, resist and defend such action, suit or proceeding and employ counsel therefor (which counsel shall be satisfactory to the party requesting indemnification hereunder). The Company shall not agree to the settlement of any such action, suit or proceeding without the consent of the party requesting indemnification hereunder, which consent shall not be unreasonably withheld or delayed. Each Lender or any other person indemnified pursuant to this Section 8.16 shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the Company has agreed to pay such fees and expenses, or (b) the Company shall have failed to assume the defense of such action, suit or proceeding and employ counsel reasonably satisfactory to such indemnified party, in any such action, suit or proceeding or (c) the named parties to any such action, suit or proceeding (including any impleaded parties) include the Company and any indemnified party related to the Administrative Agent or a Lender and any such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the unrelated indemnified party (in which case, if such indemnified party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party).

          8.17 LINES OF BUSINESS. The Company will continue, and cause each of its Subsidiaries to continue, to engage in a business of the same general type as conducted by it on the date of this Agreement; PROVIDED, that the Company may establish a Subsidiary, or fund or guaranty affiliates or special purpose corporations, to engage in other related lines of business if such engagement would not have a Material Adverse Effect and provided that the Company does not make contributions (whether by means of equity investments, transfer of assets or otherwise) of more than 5 percent of total assets of the Company (which assets should be classified as such on a balance sheet of the Company prepared in accordance with GAAP) to such entities.

          8.18 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (b) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (c) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and
(y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

          8.19 USE OF PROCEEDS; UNENCUMBERED ASSETS. The Company will use the proceeds (i) to replace the Letter of Credit facilities previously provided to CRI Funding Corporation under the Letter of Credit and Reimbursement Agreement,
(ii) to finance the purchase and maintenance of Eligible Participations and Mortgage-Backed Securities, (iii) to fund the Interest Rate Hedge Agreements permitted hereunder and (iv) to pay the expenses incurred by the Company in connection with the execution and delivery of this Agreement. Notwithstanding the foregoing, the Company shall not permit at any time the Value of Unencumbered Assets to be less than an amount equal to 5% of the Loans Outstanding at such time.

          8.20 MORTGAGE INVESTMENTS. The Company shall enforce or cause to be enforced all provisions of any Eligible Participation, if the failure to enforce any such provision or provisions (in the aggregate) would have a materially adverse effect on the value of the Assigned Collateral or permit the mortgagor under the related Eligible Mortgage Investment to interrupt, suspend or affect the payments thereunder.

          8.21 SERVICERS AND MORTGAGEES OF RECORD. The Company shall use reasonable efforts to cause each Servicer and each mortgagee of record to comply with the requirements of all Applicable Laws and the terms and provisions of the relevant Servicing Agreement or Participation Agreement, as the case may be.

          8.22 BOOKS AND RECORDS. The Company will keep, or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its business and financial transactions, such entries to be made in accordance with GAAP consistently applied in the case of financial transactions or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority (federal, state or local) having jurisdiction over the Company or the transactions contemplated by this Agreement.

          8.23 FURTHER ASSURANCE. As from time to time reasonably requested by the Administrative Agent or a Lender, at the cost and expense of the Company, execute and deliver to the Administrative Agent and the Lenders all such documents and instruments and do all such other acts and things as may be reasonably required to enable the Administrative Agent and the Lenders to exercise and enforce their respective rights under the Basic Documents and record and file and rerecord and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary to validate, preserve and protect the position of the Administrative Agent and the Lenders under the Basic Documents. The Administrative Agent may, and at the request of the Required Lenders shall, upon any extension of this Agreement, request an opinion of counsel selected by the Company and approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed, with respect to action required to be taken for the protection of the rights of the Administrative Agent and the Lenders under the Basic Documents.

          Section 9. EVENTS OF DEFAULT. In case of the happening of any of the following events (herein called "Events of Default"):

          (a) The Company shall default in the payment (or prepayment) when due of any principal of or interest on any Loan, any fee or any other amount payable by it hereunder or under any Note; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any amount of principal of or interest on any of its other Indebtedness the aggregate amount of which other Indebtedness is $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at the level specified in relation to the par value thereof; or

          (c) Any representation or warranty made or deemed made herein, in the Security Agreement or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company, or in any certificate, agreement, instrument or written statement made or delivered pursuant to the provisions hereof (or thereof), shall have been incorrect or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall fail (i) to perform or observe any term, covenant or agreement contained in Sections 8.01(h), the first clause of 8.03(a), 8.03(b), 8.07, 8.17 and 8.19 of this Agreement or any term, covenant or agreement contained in the Security Agreement, or (ii) to perform or observe any other term, covenant or agreement contained in this Agreement or any other Basic Document, and any such failure referred to in this clause (ii) shall remain unremedied for five days after the Company has become aware of such default or has received notice thereof;

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or


          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and/or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) Any of the Basic Documents shall, at any time after its execution and delivery, for any reason cease to be in full force and effect in any material respect (unless such occurrence is in accordance with its terms or after payment thereof) or shall be declared to be null and void or the validity or enforceability thereof shall be contested by the Company or the Company shall deny that it has any or further liability or obligation thereunder; or

          (j) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied in respect of the Cash Collateral Account and such judgment, writ, or similar process shall not be released, vacated, stayed or fully-bonded within forty-five days after its issue or levy; or

          (k) The Lien of the Security Agreement in favor of the Collateral Agent shall cease to be a valid assignment of, and valid and perfected first priority Lien upon and security interest in, the Assigned Collateral, as security for the repayment of the Obligations, or such Lien shall cease to be valid as against creditors of the Company; or

          (l) The Company shall lose its status as a REIT (or a pass-through entity which is not subject to taxation at the entity level), or CRI Insured Mortgage Associates Advisor Limited Partnership shall give notice of its intention to terminate or not renew its advisory agreement with the Company or shall otherwise no longer act as advisor to the Company (unless the REIT becomes self-administered); or

          (m) An event or condition specified in Section 8.01(f) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable opinion of the Required Lenders shall be likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which could, in the reasonable determination of the Required Lenders, have a Material Adverse Effect; or

          (n) The Company shall incur net losses for three (3) consecutive fiscal quarters on either a GAAP or tax basis;

          THEREUPON, at any time during the continuance of such event, the Administrative Agent shall, upon the direction of the

Required Lenders or, in the case of a Major Default, upon the direction of an Electing Lender as provided (and as defined) below, by notice to the Company (a "Termination Notice") (PROVIDED, that if an Event of Default specified in
Section 9(f) or 9(g) shall occur with respect to the Company, such notice shall be deemed delivered and the results specified in clauses (i) and (ii) below shall occur automatically without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company) terminate the Commitments and/or declare the principal amount then Outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05) to be forthwith due and payable, whereupon (i) the Commitments shall terminate and/or (ii) all such amounts shall be immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; PROVIDED, that, if such event constitutes a Major Default and the Required Lenders shall fail to give such direction within ten Business Days after the occurrence thereof, the Administrative Agent shall, upon the direction of any Lender (an "Electing Lender"), at the same or different times, by notice to the Company and all the Lenders, terminate such Electing Lender's Commitment and/or declare the principal amount then Outstanding of, and accrued interest on, the Loans of such Electing Lender and all other amounts payable to such Electing Lender by the Company hereunder and under the Notes held by such Electing Lender (including, without limitation, any amounts payable under Section 5.05 to such Electing Lender) to be forthwith due and payable, whereupon
(x) the Commitment of such Electing Lender shall terminate and/or (y) all such amounts shall be immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; PROVIDED, FURTHER, that if the Administrative Agent has, upon the direction of such Electing Lender, by notice to the Company taken the action with the result specified in clause (y) and such Electing Lender has not received full payment of all such amounts within ten Business Days after delivery of such notice, such Electing Lender may direct the Administrative Agent to give a Termination Notice.

          Section 10.  THE ADMINISTRATIVE AGENT.

          10.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;
(c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer.

          10.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. For purposes of providing a certificate or statement as to amounts owing to a Lender as provided in Section 4.3(c) of the Security Agreement, each Lender shall provide a certificate or other statement to the Administrative Agent setting forth such amounts and the Administrative Agent may exclusively rely on such certificate or statement. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Required Lenders, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          10.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 10.07 of this Agreement and Section 6.1(e) of the Security Agreement) take such action with respect to such Default as shall be directed by the Required Lenders, PROVIDED, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders.

          10.04 RIGHTS AS A LENDER. CIBC, (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and CIBC, and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          10.05 INDEMNIFICATION. The Lenders agree to defend, indemnify and hold harmless the Administrative Agent (to the extent not reimbursed under Section 11.03, but without limiting the obligations of the Company under Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation or any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) which may come into the possession of the Administrative Agent or any of its affiliates.

          10.07 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          10.08 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          Section 11.  MISCELLANEOUS.

          11.01 WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 NOTICES. Except where telephonic (which shall be confirmed in writing promptly) instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by prepaid telex, facsimile, TWX or telegram (with messenger delivery specified in the case of a telegram), and shall be deemed to be given for purposes of this Agreement on the date on which such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 11.02 (except that any notice sent by registered or certified mail shall be deemed to have been given on the fifth Business Day after such notice is deposited for delivery in the United States mail). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile, telex or TWX numbers) indicated below, in the case of the Company or the Administrative Agent, and at the Address for Notices specified for each such Lender in Schedule I in the case of any Lender, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below or in Schedule I, as the case may be:

          (a)  with respect to the Company:

                CRIIMI MAE Inc.
                The CRI Building
                11200 Rockville Pike
                Rockville, Maryland 20852
                Attention:  Mr. William B. Dockser
                            Mr. Jay R. Cohen
                            Office of General Counsel
                Telephone:  (301) 468-9200
                Facsimile:  (301) 231-0396

          (b)  with respect to the Administrative Agent:

                Canadian Imperial Bank of Commerce,
                New York Agency
                425 Lexington Avenue
                New York, New York 10017
                Attention:  Ms. Arlene Tellerman
                Telephone:  (212) 856-3695
                Facsimile:  (212) 856-3763

Any party may designate a different or additional address for the delivery of notices by providing notice thereof to the other parties. Except as provided to the contrary above, all notices, demands, and other communications shall be effective upon personal delivery or upon the date of receipt by the addressee as shown on the return receipt. Rejection or other refusal to accept notices, demands, or other communications shall be of no effect, and all notices, demands, and other communications which are rejected or acceptance of which is refused shall be deemed to be effective upon the date on which the same were rejected or refused.

          11.03 EXPENSES, ETC. The Company agrees to pay or reimburse each of the Lenders and the Administrative Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent, including the reasonable fees and expenses of LeBoeuf, Lamb, Greene & MacRae, special New York counsel to the Administrative Agent, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Basic Documents (whether or not any Loans are made hereunder, but subject to the terms set forth in the Commitment Letter dated November 24, 1993 from the Administrative Agent to the Company) and the making of the Loans hereunder and
(ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the Notes; (b) all reasonable fees and expenses of Debevoise & Plimpton, special New York counsel to National Australia Bank Limited, New York Branch, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Basic Documents; (c) all reasonable fees and expenses of Shaw, Pittman, Potts & Trowbridge, counsel to Signet Bank/Virginia, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Basic Documents; (d) all reasonable costs and expenses of the Lenders and the Administrative Agent (including reasonable fees and expenses of counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom and
(ii) the enforcement of this Section 11.03; and (e) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the Notes or any other document referred to herein.

          11.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or the Security Agreement may be amended, waived or modified only by an instrument in writing signed by the Company, the Administrative Agent and the Required Lenders, or by the Company and the Administrative Agent acting with the consent of the Required Lenders, and any provision of this Agreement or the Security Agreement may be waived by the Required Lenders or by the Administrative Agent acting with the consent of the Required Lenders; PROVIDED, that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase or extend the term (except as provided in Section 2.09), or extend the time or waive any requirement for the reduction or termination, of any of the Commitments,
(ii) waive, or extend the date fixed for, the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) release any Assigned Collateral other than as may be provided in the Security Agreement, (vi) alter the terms of this
Section 11.04, (vii) amend the definition of the term "Required Lenders" or amend or waive any requirement that all Lenders consent to any action, (viii) waive any of the conditions precedent set forth in Section 6, (ix) amend or waive the requirements set forth in the definitions of "Assigned Collateral", "Borrowing Base", "Eligible Mortgage Investment", "Eligible Participation", "Loan Value", "Qualified Investments" or "U.S. Mortgage-Backed Security" or (x) amend or waive the covenants set forth in Sections 8.09, 8.10, 8.11 or 8.12; and PROVIDED, further, that any amendment of Section 10 shall require the consent of the Administrative Agent.

          11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) The Company may not assign its rights or obligations hereunder or under the Notes or under any other Basic Document without the prior consent of all of the Lenders and the Administrative Agent.

          (b) Each Lender may assign in whole or in part any of its Commitments (but only with the consent of the Company and the Administrative Agent, which consent of the Company will not be unreasonably withheld), its Loans and its Notes; provided that, (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment by a Lender to any of its affiliates or to another Lender; (ii) any such partial assignment shall be in an amount at least equal to $10,000,000; (iii) each such assignment by a Lender of its Loans, Note, or Commitment shall be made in such manner so that the same portion of its Loans, Note, and Commitment is assigned to the respective assignee. Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent of a Lender Assignment Agreement substantially in the form of Exhibit I pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment(s) and Loans specified in such instrument, and upon consent thereto by the Company and the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it (in addition to the Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $2,500.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant"), except as otherwise provided in Section 4.07(c), shall not have any rights or benefits under this Agreement or any Note (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 in respect of Loans held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitments, and as if such Lender were funding each of such Loan and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, or (v) release Assigned Collateral.

          (d) Anything in this Section 11.06 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Lender as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

         (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

          11.07 SURVIVAL. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 and the obligations of the Lenders under Section 10.05 shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          11.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12 ENTIRE AGREEMENT. This Agreement, the Notes and the other Basic Documents embody the entire agreement among the Company, the Administrative Agent and the Lenders relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof, including the Commitment Letter dated November 24, 1993 from the Administrative Agent to the Company, except as provided in Sections 2.04 and 11.03.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   CRIIMI MAE Inc.


                                   By /s/ H. William Willoughby
                                     ---------------------------------
                                        Name:   H. William Willoughby
                                        Title:  President


                                   Canadian Imperial Bank of Commerce,
                                     New York Agency, as Administrative
                                     Agent


                                   By /s/ Daniel J. Conlon
                                     ---------------------------------
                                        Name:   Daniel J. Conlon
                                        Title:  Vice President


                                   CIBC Inc., as Lender


                                   By /s/ Gail M. Golightly
                                     ---------------------------------
                                        Name:   Gail M. Golightly
                                        Title:  Vice President


                                   National Australia Bank Limited,
                                   New York Branch, as Lender


                                   By /s/ T. W. Hunersen
                                     ---------------------------------
                                        Name:   T. W. Hunersen
                                        Title:  Senior Vice President


                                   Signet Bank/Virginia, as Lender


                                   By /s/ Barry Cooper
                                     ---------------------------------
                                        Name:   Barry Cooper
                                        Title:  Vice President

                                                                      SCHEDULE I

                COMMITMENTS, LENDERS' APPLICABLE LENDING OFFICES
                            AND ADDRESSES FOR NOTICES


Lenders, Lenders' Applicable Lending Offices
         and Addresses for Notices                                    Commitment
- --------------------------------------------                          ----------

CIBC, INC.                                                           $50,000,000

   a)  Base Rate Loans Office:
         425 Lexington Avenue
         New York, New York  10017

   b)  LIBOR Loans Office:
         425 Lexington Avenue
         New York, New York  10017

   c)  Address for Notices:

         CIBC, Inc.
         425 Lexington Avenue
         New York, New York  10017
         Attention:  Ms. Arlene Tellerman
         Telephone:  (212) 856-3695
         Facsimile:  (212) 856-3763


NATIONAL AUSTRALIA BANK LIMITED,
  NEW YORK BRANCH                                                    $40,000,000

   a)  Base Rate Loans Office:
         200 Park Avenue - 34th Floor
         New York, New York  10166

   b)  LIBOR Loans Office:
         200 Park Avenue - 34th Floor
         New York, New York  10166

   c)  Address for Notices:

         National Australia Bank Limited,
           New York Branch
         200 Park Avenue - 34th Floor
         New York, New York  10166
         Attention:  Mr. Thomas Kilfoyle
         Telephone:  (212) 916-9510
         Facsimile:  (212) 983-1969

Lenders, Lenders' Applicable Lending Offices
         and Addresses for Notices                                    Commitment
- --------------------------------------------                          ----------

SIGNET BANK/VIRGINIA                                                 $20,000,000

   a)  Base Rate Loans Office:
         8330 Boone Boulevard
         Vienna, Virginia  22182-2632

   b)  LIBOR Loans Office:
         8330 Boone Boulevard
         Vienna, Virginia  22182-2632


   c)  Address for Notices:

         Signet Bank/Virginia
         8300 Boone Boulevard
         Vienna, Virginia  22182-2632
         Attention:  Mr. David H. Olson
         Telephone:  (301) 961-0066
         Facsimile:  (301 652-1174

                                                                     SCHEDULE II

                     EXISTING INTEREST RATE HEDGE AGREEMENTS


Hedging                 Notional
Instrument              Amount          Effective Date            Maturity Date           Floor            Cap
- ----------              ---------       --------------            -------------           -----            ---
Collar                $30,000,000       March 7, 1990             March 7, 1995           8.375%         10.125%

Collar                 20,000,000       March 30, 1990            March 30, 1995          8.375%         10.125%

Collar                 30,000,000       July 8, 1990              February 8, 1995        8.625%         10.625%

Accreting Collar       35,000,000       July 9, 1990 through      July 9, 1995            8.750%         10.500%
                                        December 9, 1990

Cap                    25,000,000       May 24, 1991              May 24, 1996            N/A             9.000%

Cap                    25,000,000       June 17, 1991             June 17, 1996           N/A             8.450%

Cap                    50,000,000       June 25, 1993             June 25, 1998           N/A             6.500%

Cap                    50,000,000       July 1, 1993              June 3, 1996            N/A             6.500%

Cap                    50,000,000       July 20, 1993             July 20, 1998           N/A             6.250%

Cap                    50,000,000       August 10, 1993           August 10, 1997         N/A             6.000%

Cap                    50,000,000       August 27, 1993           August 27, 1997         N/A             6.125%

Cap                    50,000,000       November 10, 1993         November 10, 1997       N/A             6.000%

Cap                    35,000,000       February 2, 1994          February 2, 1999        N/A             6.125%
                     ------------
                     $500,000,000

SCHEDULE III




Subsidiary           State of Incorporation          % Ownership
- ----------           ----------------------          -----------
CRI Liquidating             Maryland                 Approx. 57%
  REIT, Inc.

CRIIMI, Inc.                Maryland                    100%



          The Company owns the stock of CRIIMI, Inc. free and clear of any liens. The Company holds a total of 17,199,307 shares of CRI Liquidating REIT, Inc. ("CRI Liquidating"), 15,374,000 of which were pledged as security for a reducing term loan facility as of December 31, 1993.

          CRIIMI, Inc. is the general partner of four publicly held limited partnerships known as the American Insured Mortgage Investors Funds (the "AIM Funds"), which general partner interests range from 2.9% to 4.9%. The Company, through its 50% limited partnership interest in CRI/AIM Investment Limited Partnership (CRI/AIM), owns a limited partnership interest in the Adviser to the AIM Funds. (CRI/AIM owned a total limited partnership interest of 20% in AIM Acquisition Partners, L.P., the Adviser.)

          CRI Liquidating also owns equity interests in three limited partnership ("Participations"), each of which owns property underlying a Mortgage-Backed Security previously held by CRI Liquidating. Such Participations represent less than 1% of CRI Liquidating's total assets.

                                                                       EXHIBIT A


                                 [Form of Note]

                                 PROMISSORY NOTE



$________________                                             ____________, 199_
                                                              New York, New York





          FOR VALUE RECEIVED, CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby promises to pay to_____________________________________ (the
"Lender"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the office of Canadian Imperial Bank of Commerce, New York Agency, 425 Lexington Avenue, New York, NY 10017, the principal sum of ___________________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

          This Note is one of the Notes referred to in the Revolving Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of February 28, 1994, between the Company, the Lenders named therein and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent, and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.


          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                        CRIIMI MAE Inc.



                                        By______________________
                                           Title:

                                SCHEDULE OF LOANS

          This Note evidences Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates, and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                Amount
 Date      Prin-                                 Paid,
 Made,     cipal                     Duration   Prepaid,  Unpaid
Continued  Amount   Type                of     Continued  Prin-
   or        of      of   Interest   Interest     or      cipal   Notation
Converted   Loan    Loan    Rate      Period   Converted  Amount   Made by
- ---------  ------   ----  --------   --------  ---------  ------  --------

                                                                       EXHIBIT B

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING

Canadian Imperial Bank of Commerce,
   New York Agency
425 Lexington Avenue
New York, New York 10017

Attention:  [Name]
            [Title]

          Pursuant to Sections 2.02 and 4.05 of that certain Revolving Credit Agreement dated as of February 28, 1994 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) among CRIIMI MAE Inc., a Maryland corporation (the "Company"), the Lenders listed on the signature pages thereof and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent, this represents the Company's request to borrow on ______________ , 19__ from the Lenders on a pro rata basis $__________ as [Base Rate/LIBOR Loans]. [The initial Interest Period for such LIBOR Loans is requested to be a _____________ period.] The Company certifies that the sum of the amount of the proposed Loan and the aggregate amount of Loans Outstanding immediately prior to such Loan, will not exceed the lesser of (i) the aggregate amount of the Commitments then in effect or (ii) the Borrowing Base then in effect. The Company requests that the proceeds of such Loans be deposited in the Company's account, Account No. __________, at____________.

          The Company certifies that: i) no Default has occurred and is continuing under the Basic Documents; ii) the representations and warranties made by the Company in Section 7 of the Credit Agreement and in Section 3.1 of the Security Agreement are true and complete on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and
iii) there has not occurred any change, or development or event involving a prospective change, which could have a Material Adverse Effect. The Company agrees that if, prior to the time of the borrowing requested hereby, any matter certified to herein by the Company will not be true and correct at such time as if then made, it will immediately notify the Administrative Agent. Except to the extent, if any, that, prior to the time of the borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such borrowing as if then made.

DATED:________________________

                                             CRIIMI MAE Inc.


                                             By:______________________

                                                                       EXHIBIT C


                 [FORM OF NOTICE OF CONVERSION OR CONTINUATION]

                      NOTICE OF CONVERSION OR CONTINUATION

Canadian Imperial Bank of Commerce,
   New York Agency
425 Lexington Avenue
New York, New York 10017

Attention:  [Name]
            [Title]

          Pursuant to Sections 2.08 and 4.05 of that certain Revolving Credit Agreement dated as of February 28, 1994 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) among CRIIMI MAE Inc., a Maryland corporation (the "Company"), the Lenders listed on the signature pages thereof, and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent for the Lenders, this represents the Company's request to [convert $_________ in principal amount of Outstanding Loans which accrue interest based on the Base Rate to LIBOR Loans on _____________, 199__. The Interest Period for such LIBOR Loans is requested to be a ___________ period.] [continue as LIBOR Loans $__________ in principal amount of Outstanding Loans which accrue interest based on the LIBO Rate with an Interest Period ending on ____________, 199___. The Interest Period for such LIBOR Loans commencing on the last day of the Interest Period referenced above is requested to be a __________ period.] [convert $__________ in principal amount of Outstanding Loans which accrue interest based on the LIBO Rate with an Interest Period ending on _______________, 19__ to Base Rate Loans at the end of such Interest Period.]

          The Company certifies that no Default has occurred and is continuing under the Basic Documents or would result from the proposed [conversion] [continuation] set forth above. The Company agrees that if, prior to the time of the proposed [conversion] [continuation] set forth above, any matter certified to herein by the Company will not be true and correct as of such time as if then made, it will immediately notify the Administrative Agent.

          Except to the extent, if any, that, prior to the time of the continuation or conversion requested hereby, the Administrative Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such continuation or conversion as if then made.

DATED:________________________

                                             CRIIMI MAE Inc.

                                             By:______________________

                                                                       EXHIBIT D


                                 CRIIMI MAE Inc.

                                   Certificate



          I, the undersigned, Secretary of CRIIMI MAE Inc., a Maryland corporation (the "Company"), DO HEREBY CERTIFY that:

          1.   This Certificate is furnished pursuant to Sections 6.01(b) and
     (c) of that certain Revolving Credit Agreement dated as of February 28, 1994 among the Company, Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent, and CIBC, Inc., National Australia Bank Limited, New York Branch, and Signet Bank/Virginia (collectively referred to herein as the "Lenders") (said Revolving Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

          2. Attached hereto as Exhibit A is a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Maryland.

          3. There have been no amendments to the Certificate of Incorporation of the Company since ___________ ,19__.(1)

          4. Attached hereto as Exhibit B is a true and complete copy of the by-laws of the Company as in effect on the date hereof.

          5.   Attached hereto as Exhibit C is a true

and complete copy of resolutions duly adopted by the Board of Directors of the Company on ______________, 199_, authorizing the execution, delivery and performance of the Basic Documents and the extensions of credit thereunder, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

          6. The below-named persons have been duly elected, have been duly qualified as of and at all times since


_________________________
(1) Insert the date of the Secretary of State's Certificate furnished pursuant to paragraph 2.

     ___________, 199_(2) (to and including the date hereof) have been officers of the Company, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

       Name                        Office            Signatures
       ----                        ------            ----------

_________________________     [Title]   _________________________
_________________________     [Title]   _________________________
_________________________     [Title]   _________________________

          7. I know of no proceeding for the dissolution or liquidation of the Company or threatening its existence.

          WITNESS my hand and the seal of the Company this ___ day of ________________ 199_.

                                        CRIIMI MAE Inc.



                                        By________________________________
                                          Secretary or Assistant Secretary

_________________________
(2) Insert the date next preceding the effective date of adoption of the resolutions referred to in paragraph 4 above.

          I, the undersigned, [Senior Officer] of the Company, DO HEREBY CERTIFY that:

          1. [Name of Secretary] is the duly elected and qualified Secretary of the Company and the signature above is [his/her] genuine signature.

          2. To the best of my knowledge, no Event of Default or Default has occurred and is continuing, or would result from the consummation of the initial extension of credit this date.

          3. The representations and warranties made by the Company in Section 7 of the Credit Agreement and in Section 3.1 of the Security Agreement are true and complete at and as of the date hereof with the same force and effect as if made on and as of the date hereof.

          4. To the best of my knowledge, there has not occurred any change, or development or event involving a prospective change, which could have a Material Adverse Effect.

          WITNESS my hand on this ______ day of _____________ 199_.

                                        CRIIMI MAE Inc.



                                        By___________________________
                                            [Senior Officer]

                                                                       EXHIBIT E


                   [Form of Opinion of Counsel to the Company]

                              [See Attached Draft]

                                                                       EXHIBIT F


                        COLLATERAL VALUATION CERTIFICATE

TO:  Canadian Imperial Bank of Commerce,
       New York Agency
     425 Lexington Avenue
     New York, New York  10017

     [_______________________
     _______________________]
     New York, New York _____

     [Name and Address of Other Lenders]

          Reference is made to the Revolving Credit Agreement dated as of February 28, 1994 (as amended, supplemented or modified from time to time, the "Agreement"), among CRIIMI MAE Inc., the Lenders parties thereto and you. All capitalized terms which are not defined herein shall have the same meanings herein as in the Agreement.

          1. LOANS OUTSTANDING. As of the date hereof, the aggregate principal balance of all Loans Outstanding is $______________.

          2. ELIGIBLE PARTICIPATION SCHEDULE. Attached as Annex 1 is a [revised] Eligible Participation Schedule, indicating thereon those Eligible Participations for which CRIIMI MAE Inc. has pledged to the Collateral Agent under the Security Agreement its undivided participation interest therein, all of which are free and clear of all Liens, except as may be permitted by the Agreement, which Schedule designates any Eligible Participations listed therein for which an event of default of which CRIIMI MAE Inc. has or should have knowledge of has occurred, or with the giving of notice or the passage of time, will have occurred.

          3. MORTGAGE-BACKED SECURITIES. Attached as Annex 2 is a [revised] Mortgage-Backed Securities Schedule, indicating thereon Mortgage-Backed Securities pledged to the Collateral Agent under the Security Agreement, all of which are free and clear of all Liens, except as may be permitted by the Agreement.

          4. CASH COLLATERAL ACCOUNT. Attached as Annex 3 is a [revised] Deposited Funds Schedule indicating, as of the date hereof, that the Loan Value of the Deposited Funds is $______________.

          5. LOAN VALUE. As of the date hereof, the Loan Value of the Eligible Participations described on the attached Eligible Participation
Schedule is $___________, the Loan Value of the Mortgage-Backed Securities described on the attached Mortgage-Backed Securities Schedule is $___________ and the Loan Value of the Deposited Funds described on the attached Deposited Funds Schedule is $__________, for an aggregate Loan Value of $__________

          6. BORROWING BASE. As of the date hereof, the Borrowing Base is $___________.

          7. U.S. MORTGAGE-BACKED SECURITIES. As of the date hereof, the Loan Value of U.S. Mortgage-Backed Securities is $___________.

          IN WITNESS WHEREOF, CRIIMI MAE Inc. has caused this certificate to be executed and delivered by its duly authorized officer this ____ day of ____________, 19__.

                                        CRIIMI MAE Inc.



                                        By_______________________________
                                            Authorized Signatory

                                                                         ANNEX 1

                         ELIGIBLE PARTICIPATION SCHEDULE


                        Mortgage Investment Income Earned


                                                                                                                          Guarantee
                                                                                                                             and
                                                 Effective                                          Final      Market     Project
                           Purchase    Coupon    Interest                                         Maturity    Value of     No. (if
Complex Name    Location     Price      Rate       Rate     1990      1991      1992      1993      Date      Mortgages     FHA)
- ------------    --------   --------   ---------  --------   ----      ----      ----      ----    --------    ---------   ---------



An asterisk designates the Eligible Participations for which an event of default has occurred, or with the giving of notice or passage of time an event of default will have occurred.

                                                                         ANNEX 2



                       MORTGAGE-BACKED SECURITIES SCHEDULE


                                               AMOUNT
                                              OF UNPAID                                     CURRENT
NAME OF          COUPON                       PRINCIPAL         BID            VAL           VALUE        TYPE AND
PROPERTY          RATE         MATURITY       BALANCES         PRICE         REF(1)        (MARKET)        POOL NO.
- --------         ------        --------       ---------        -----         ------        --------


_________________________
(1)  Represents the last day for which quotations were available as of the date hereof.

                                                                         ANNEX 3


                            DEPOSITED FUNDS SCHEDULE

                                                                       EXHIBIT G


                    UNENCUMBERED ASSET VALUATION CERTIFICATE



To:  Canadian Imperial Bank of Commerce,
       New York Agency
     425 Lexington Avenue
     New York, New York  10017


          Reference is made to the Revolving Credit Agreement dated as of February 28, 1994 (as amended, supplemented or modified from time to time, the "Agreement"), between us and you. All capitalized terms which are not defined herein shall have the same meanings herein as in the Agreement.


          1. UNENCUMBERED ASSETS. As of the date hereof, the Value of the Unencumbered Assets is $_______________________.

          2. ELIGIBLE PARTICIPATION SCHEDULE. Attached as Annex 1 is an Eligible Participation Schedule, indicating thereon those Eligible Participations which are part of the Unencumbered Assets.

          3. MORTGAGE-BACKED SECURITIES. Attached as Annex 2 is a Mortgage-Backed Securities Schedule, indicating thereon Mortgage-Backed Securities which are part of the Unencumbered Assets.

          4. MISCELLANEOUS ASSETS. Attached as Annex 3 is a Miscellaneous Asset Schedule, indicating thereon those assets of the Company consisting of cash, investments of the type permitted in Section 5.4 of the Security Agreement and stock of CRI Liquidating REIT, Inc. which, in each case, are part of the Unencumbered Assets.

          IN WITNESS WHEREOF, CRIIMI MAE Inc. has caused this certificate to be executed and delivered by its duly authorized officer this ___ day of ______________, 199_.

                                        CRIIMI MAE Inc.



                                        BY:____________________________
                                             AUTHORIZED SIGNATORY

                                                                       EXHIBIT H



                               Security Agreement

                                [To be inserted]

                                                                       EXHIBIT I


                      [FORM OF LENDER ASSIGNMENT AGREEMENT]

                           LENDER ASSIGNMENT AGREEMENT



To:  CRIIMI MAE Inc.
     The CRI Building
     11200 Rockville Pike
     Rockville, Maryland  20852

     Canadian Imperial Bank of Commerce,
     New York Agency, as Administrative Agent
     425 Lexington Avenue
     New York, New York  10017


          Reference is made to Section 11.06(b) of that certain Revolving Credit Agreement dated as of February 28, 1994 (as it may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) among CRIIMI MAE Inc., a Maryland corporation (the "Company"), the various financial institutions (the "Lenders") as are, or shall from time to time become, parties thereto, and Canadian Imperial Bank of Commerce, New York Agency, as administrative agent (in such capacity, the "Administrative Agent").

          This agreement is delivered to you pursuant to Section 11.06(b) of the Credit Agreement and also constitutes notice to each of you, pursuant to such Section, of the assignment and delegation to _________________ (the "Assignee") of $_______ of the Loans Outstanding and Commitment of _______________ (the "Assignor") under the Credit Agreement on the date hereof, and of a like interest of all of the Assignor's rights and obligations under the Basic Documents. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Commitment for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

          [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

          The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Administrative Agent or the Assignor.

          Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Company and the Administrative Agent

          (a)  the Assignee

               (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Basic Documents as if it were an original signatory thereto the extent specified in the second paragraph hereof, and expressly confirms and ratifies the provisions of Section 10 of the Credit Agreement;

               (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Basic Documents as if it were an original signatory thereto; and

          (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Basic Documents to the extent specified in the second paragraph hereof.

          The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the assignment fee referred to in Section 11.06(b) of the Credit Agreement upon the delivery hereof.

          The Assignee, if a Non-U.S. Lender, agrees to furnish the tax forms required by Section 5.06(f) of the Credit Agreement no later than the date of acceptance hereof by the Administrative Agent.

          The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment and requests the Administrative Agent to acknowledge receipt of this document:

               (A)  Address for Notices:

                         Institution Name:

                         Attention:

                         Domestic Office:

                         Telephone:

                         Facsimile:

                         Telex (Answerback):

                         LIBOR Office:

                         Telephone:

                         Facsimile:

                         Telex (Answerback):

               (B)  Payment Instructions:

          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Commitment                         [ASSIGNOR]
- ----------



$____________________              By:__________________________
                                      Title:

                                   [ASSIGNEE]




$____________________              By:__________________________
                                      Title:

Accepted and Acknowledged
this ____ day of __________, 19__

CANADIAN IMPERIAL BANK OF COMMERCE,
  New York Agency, as Administrative Agent



By:_______________________________
   Title:



CRIIMI MAE Inc.



By:_______________________________
   Title: